EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-130505, 333-129754, 333-114866, 333-97769, 333-66746 and 333-37914 on Form S-8 of Genius Products, Inc. and subsidiaries of our report dated March 19, 2004 relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Genius Products, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California

April 17, 2006